Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-261100), the Registration Statement on Form S-3 (File No. 333-274665), and the Registration Statement on Form S-1 (File No. 333-280734) of iPower Inc. (the “Company”) of our report dated October 9, 2025, relating to the Company’s consolidated financial statements as of and for the year ended June 30, 2025, appearing in the Annual Report on Form 10-K of the Company for the year ended June 30, 2025.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ HTL International, LLC

Houston, Texas

October 9, 2025